UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2026

Verde Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55276	32-0457838
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

8112 Maryland Ave, Suite 400, St. Louis, Missouri 63105
(Address of principal executive offices)

Registrant’s telephone number, including area code (314) 530-9071

__________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 504 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-25 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On August 31, 2026, Verde Resources, Inc. (the “Company” or “Verde”) issued a press release announcing that the Company’s wholly owned Singapore subsidiary, Verde Resources Asia Pacific Pte. Ltd., entered into a non-binding Memorandum of Understanding (the “Highway MoU”) with Highway International Pte. Ltd. (“Highway”), a leading Singapore-based integrated asphalt and road-infrastructure company.

The Highway MoU establishes a strategic framework for the proposed deployment, validation, commercialization and licensing of the Company’s engineered biochar carbon platform in Singapore.

Under the Highway MoU, the parties intend to collaborate on an initial pilot project with Singapore’s Land Transport Authority (“LTA”) to evaluate the technology’s technical performance, production readiness, carbon accounting, digital monitoring, reporting, and verification (MRV) framework, and broader commercial rollout potential. Subject to successful pilot validation and LTA sign-off, feasibility studies, mutual due diligence, applicable regulatory approvals, and the negotiation and execution of definitive agreements, the parties intend to pursue an exclusive licensing arrangement for the use and commercialization of the Company’s engineered biochar carbon platform in Singapore, which arrangement would include commercial supply terms, technical support, and provisions relating to carbon removal credit generation and sustainability.

The Company believes the Highway MoU represents an important step in the Company’s strategy to establish Singapore as a regional launchpad for commercializing the Company’s technologies and potential expansion throughout the Asia-Pacific region. The Highway MoU has an initial twelve month term, which can be extended with the mutual agreement of the Company and Highway.

A copy of the press release dated August 31, 2026, is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, the press release furnished herewith and statements of Verde’s and Highway’s management made in connection with the matters addressed by this Current Report “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Verde’s expectations, projections, and potential future developments. Statements attributed to both Verde and Highway reflect their respective views as of the date hereof and are not intended as guarantees of future performance. All forward-looking statements are subject to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Forward-looking statements involve significant known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially and adversely from those expressed or implied. In some cases, forward-looking statements can be identified by words such as “may,” “will,” “expect,” “plan,” “believe,” “estimate,” “anticipate,” “project,” “seek,” “propose,” “intend,” “aim,” “goal,” “potential,” “explore” or derivations of such words or similar expressions regarding the future, although forward-looking statements may be denoted by other terms. In this Current Report and related press release, forward-looking statements include those related to (i) the anticipated benefits to Verde’s business of the Highway MoU described herein, and (ii) Verde’s commercial and other plans generally (including the potential listing of its common stock on Nasdaq). These and other statements are based on current expectations and speak only as of the date of this Current Report.

A non-exclusive list of risks and uncertainties that could cause the forward-looking statements herein to differ from future results includes, without limitation: (i) the risk that the Highway MoU will not lead to a definitive licensing or other agreements between the parties or any revenue generating operations, (ii) the risk Verde and Highway will not be able validate the Net Zero Blueprint in Singapore, or even if validated, gain market acceptance of their products and solutions, (iii) risks that biochar-modified paving materials may not achieve required regulatory or department of transportation approvals, and (iv) risks that field performance of engineered biochar products may differ from laboratory or test results. Other important factors that could cause actual results to differ materially from those in the forward-looking statements include those contained in the Verde’s filings with the SEC, which can be accessed here.

Accordingly, readers are cautioned not to place undue reliance on the forward-looking statements contained herein. Except as required by applicable law, neither Verde nor Highway plans to publicly update or revise any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances, or otherwise.

Item 9.01 Financial Statements and Exhibits

99.1	Press Release of Verde Resources, Inc. dated August 31, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERDE RESOURCES, INC.

	By:	/s/ Jack Wong
Jack Wong
Chief Executive Officer

Date: August 31, 2026

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